Exhibit T3C.1

New Holding, Inc.

as Issuer,

and the Guarantors named herein

15% Second Priority Senior Secured Notes due 2013

INDENTURE

Dated as of [     ], 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions	1
SECTION 1.02.	Other Definitions	16
SECTION 1.03.	Incorporation by Reference of Trust Indenture Act	16
SECTION 1.04.	Rules of Construction	17

ARTICLE 2

THE SECURITIES

SECTION 2.01.	Amount of Securities	18
SECTION 2.02.	Form and Dating	19
SECTION 2.03.	Execution and Authentication	19
SECTION 2.04.	Registrar and Paying Agent	20
SECTION 2.05.	Paying Agent to Hold Money in Trust	20
SECTION 2.06.	Holder Lists	20
SECTION 2.07.	Transfer and Exchange	21
SECTION 2.08.	Replacement Securities	21
SECTION 2.09.	Outstanding Securities	22
SECTION 2.10.	Temporary Securities	22
SECTION 2.11.	Cancellation	23
SECTION 2.12.	Defaulted Interest	23
SECTION 2.13.	CUSIP Numbers, ISINs, etc	23
SECTION 2.14.	Calculation of Principal Amount of Securities	23

ARTICLE 3

REDEMPTION

SECTION 3.01.	Redemption	24
SECTION 3.02.	Applicability of Article	24
SECTION 3.03.	Notices to Trustee	24
SECTION 3.04.	Selection of Securities to Be Redeemed	24
SECTION 3.05.	Notice of Optional Redemption	25
SECTION 3.06.	Effect of Notice of Redemption	26
SECTION 3.07.	Deposit of Redemption Price	26
SECTION 3.08.	Securities Redeemed in Part	26

ARTICLE 4

COVENANTS

SECTION 4.01.	Payment of Securities	26
SECTION 4.02.	Reports and Other Information.	27
SECTION 4.03.	Limitation on Incurrence of Indebtedness	27
SECTION 4.04.	Limitation on Restricted Payments	28
SECTION 4.05.	Limitation on Capital Expenditures	29
SECTION 4.06.	Asset Sales	29
SECTION 4.07.	Transactions with Affiliates	29
SECTION 4.08.	Change of Control	29
SECTION 4.09.	Compliance Certificate; Notice of Default	31
SECTION 4.10.	Further Instruments and Acts	32
SECTION 4.11.	Guarantors and Future Guarantors	32
SECTION 4.12.	Liens	32
SECTION 4.13.	Impairment of Security Interest	32
SECTION 4.14.	Maintenance of Office or Agency	32
SECTION 4.15.	Maintenance of Legal Existence	33
SECTION 4.16.	Further Assurances; Collateral Inspections and Reports; Costs and Indemnification	33
SECTION 4.17.	Maintenance of Properties	34
SECTION 4.18.	Compliance with Law	34
SECTION 4.19.	Books and Records	35

ARTICLE 5

SUCCESSOR ISSUER

SECTION 5.01.	When Issuer May Merge or Transfer Assets	35

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.	Events of Default	35
SECTION 6.02.	Acceleration	37
SECTION 6.03.	Other Remedies	38
SECTION 6.04.	Waiver of Past Defaults	38
SECTION 6.05.	Control by Majority	38
SECTION 6.06.	Limitation on Suits	38
SECTION 6.07.	Rights of the Holders to Receive Payment	39
SECTION 6.08.	Collection Suit by Trustee	39
SECTION 6.09.	Trustee May File Proofs of Claim	39
SECTION 6.10.	Priorities	40
SECTION 6.11.	Undertaking for Costs	40
SECTION 6.12.	Waiver of Stay or Extension Laws	40

ii

ARTICLE 7

TRUSTEE

SECTION 7.01.	Duties of Trustee	41
SECTION 7.02.	Rights of Trustee	42
SECTION 7.03.	Individual Rights of Trustee	44
SECTION 7.04.	Trustee’s Disclaimer	44
SECTION 7.05.	Notice of Defaults	45
SECTION 7.06.	Reports by Trustee to the Holders	45
SECTION 7.07.	Compensation; Reimbursement and Indemnity	45
SECTION 7.08.	Replacement of Trustee	46
SECTION 7.09.	Successor Trustee by Merger	47
SECTION 7.10.	Eligibility; Disqualification	48
SECTION 7.11.	Preferential Collection of Claims Against the Issuer	48

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.	Discharge of Liability on Securities; Defeasance	48
SECTION 8.02.	Conditions to Defeasance	49
SECTION 8.03.	Application of Trust Money	50
SECTION 8.04.	Repayment to Issuer	51
SECTION 8.05.	Indemnity for Government Obligations	51
SECTION 8.06.	Reinstatement	51

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01.	Without Consent of the Holders	51
SECTION 9.02.	With Consent of the Holders	52
SECTION 9.03.	Compliance with Trust Indenture Act	53
SECTION 9.04.	Revocation and Effect of Consents and Waivers	53
SECTION 9.05.	Notation on or Exchange of Securities	54
SECTION 9.06.	Trustee to Sign Amendments	54
SECTION 9.07.	Payment for Consent	55
SECTION 9.08.	Additional Voting Terms; Calculation of Principal Amount	55

ARTICLE 10

RANKING OF NOTE LIENS AND GUARANTEE OBLIGATIONS

SECTION 10.01.	Agreement for the Benefit of Holders of First Priority Liens	55

iii

ARTICLE 11

COLLATERAL AND SECURITY

SECTION 11.01.	Security Documents	55
SECTION 11.02.	Collateral Agent	58
SECTION 11.03.	Authorization of Actions to Be Taken	59
SECTION 11.04.	Release of Liens	60
SECTION 11.05.	Filing, Recording and Opinions; Release of Collateral	61
SECTION 11.06.	Purchaser Protected	63
SECTION 11.07.	Powers Exercisable by Receiver or Trustee	63
SECTION 11.08.	Release Upon Termination of the Issuer’s Obligations	64
SECTION 11.09.	Designations	64
SECTION 11.10.	Power of Attorney	61
SECTION 11.11.	Protective Payments	62
SECTION 11.12.	Application of Payments and Proceeds	62
SECTION 11.13.	Collateral Agent's Liability for Collateral	63
SECTION 11.14.	No Waiver, Remedies Cumulative	63
SECTION 11.15.	Demand Waiver	63

ARTICLE 12

GUARANTEES

SECTION 12.01.	Guarantees	66
SECTION 12.02.	Limitation on Liability	68
SECTION 12.03.	Successors and Assigns	69
SECTION 12.04.	No Waiver	69
SECTION 12.05.	Modification	69
SECTION 12.06.	Execution of Supplemental Indenture for Future Guarantors	70
SECTION 12.07.	Non-Impairment	70

ARTICLE 13

MISCELLANEOUS

SECTION 13.01.	Trust Indenture Act Controls	70
SECTION 13.02.	Notices	70
SECTION 13.03.	Communication by the Holders with Other Holders	71
SECTION 13.04.	Certificate and Opinion as to Conditions Precedent	71
SECTION 13.05.	Statements Required in Certificate or Opinion	71
SECTION 13.06.	When Securities Disregarded	72
SECTION 13.07.	Rules by Trustee, Paying Agent and Registrar	72
SECTION 13.08.	Legal Holidays	72
SECTION 13.09.	Governing Law	72
SECTION 13.10.	No Recourse Against Others	72
SECTION 13.11.	Successors	73

iv

SECTION 13.12.	Multiple Originals	73
SECTION 13.13.	Table of Contents; Headings	73
SECTION 13.14.	Indenture Controls	73
SECTION 13.15.	Severability	73
SECTION 13.16.	Representations by Holders	73

Appendix A	–	Provisions Relating to Initial Securities and Additional Securities

EXHIBIT INDEX

Exhibit A	–	Initial Security
Exhibit B	–	Reserved
Exhibit C	–	Form of Supplemental Indenture

v

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.02; 4.09
	(b)	11.05
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	11.05
	(e)	13.05
	(f)	4.10
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(last sentence)	13.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
318	(a)	13.01
	(b)	N.A.
	(c)	13.01

N.A. Means Not Applicable.

Note:   This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

vi

INDENTURE dated as of [     ], 2009 among New Holding, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) $20,000,000 aggregate principal amount of the Issuer’s 15% Second Priority Senior Secured Notes due 2013 (the “Initial Securities”) and, (b) any Additional Securities (as defined herein) that may be issued after the date hereof in the form of Exhibit A (all such securities in clauses (a) and (b) being referred to collectively as the “Securities”). Subject to the conditions and compliance with the covenants set forth herein, the Issuer may issue an unlimited aggregate principal amount of Additional Securities.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions

“Account Debtor” means any Person who is or may become obligated with respect to, or on account of, an Account, Chattel Paper or General Intangible (includable a payment intangible (as that term is defined in the UCC)).

“Accounts” means, as to any Person, all accounts (as that term is defined in the UCC) now owned or hereafter acquired by such Person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the UCC); (b) all of such Person’s rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights or rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); (e) all health care insurance receivables; and (f) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

“Additional Securities” means 15% Second Priority Senior Secured Notes due 2013 issued under the terms of this Indenture subsequent to the Issue Date.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition: (a) the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise (and the terms “controls” and “controlled” have meanings correlative thereto); and (b) a Person shall be deemed to be controlled by another Person if such other Person possesses, directly or indirectly, the power to vote five percent or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Appendix” means Appendix A hereto.

“Balance Sheet Cash” means, at any time (and without duplication of amounts), the amount of cash and Cash Equivalents actually maintained by Issuer and its consolidated Subsidiaries (as would be reflected on a consolidated balance sheet if prepared at such time).

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.).

“Bankruptcy Laws” means, collectively: (a) the Bankruptcy Code; and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Books and Records” means, as to any Person, all of such Person’s books and records including ledgers, Federal and state tax returns, records regarding such Person’s assets or liabilities, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Expenditures” means all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of capital leases that is capitalized on the balance sheet of such Person including in connection with a sale-leaseback transaction) by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized under GAAP on a balance sheet of such Person. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment owned by such Person thereof or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price minus the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares;

2

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)       in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) certificates of deposit maturing no more than one (1) year after issue and issued by any commercial bank organized under the Laws of the United States of America or any State thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000.00.

“Change of Control” means any Person (other than a Holder of Securities), either individually or acting in concert with one or more other Persons (other than any such Holder of Securities), shall have acquired beneficial ownership, directly or indirectly, of Equity Interests representing 50% or more of the combined voting power of all Equity Interests of Issuer entitled to vote in the election of the board of directors or similar governing or managing body of Issuer, other than Equity Interests having such power only by reason of the happening of a contingency. As used herein, the term “beneficial ownership” shall have the meaning assigned to that term in the Exchange Act and the rules and regulations promulgated thereunder.

“Charys” means Charys Holding Company, Inc., a Delaware corporation.

“Charys Bankruptcy Case” means the Chapter 11 case in respect of Charys, Case No. 08-10289 (BLS) in the United States Bankruptcy Court for the District of Delaware.

“Chattel Paper” means, as to any Person, all chattel paper (as that term is defined in the UCC), including electronic chattel paper (as that term is defined in the UCC), now owned or hereafter acquired by such Person.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Collateral” means, collectively, all of the Issuer’s and each Guarantor’s right, title and interest, whether now owned or hereafter acquired or arising, in, to or upon all Accounts, Chattel Paper, Securities Lien Collateral Accounts, commercial tort claims, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Books and Records and all other assets of the Issuer and each Guarantor and all Proceeds (in whatever form or nature) of the foregoing. Notwithstanding anything to the contrary contained herein, if, in the case of a security interest upon the Equity Interests of a Person that is not incorporated in or otherwise organized and existing under the Laws of the United States, any

3

State or territory thereof or the District of Columbia, the granting of such security interest in 66-2/3% or more of the total voting Equity Interests of such Person would, in isolation, cause material adverse tax consequences to the Issuer or any Guarantor, then such security interest on such voting Equity Interests shall be limited to: (a) 65% of such voting Equity Interests of such Person; (b) all dividends, distributions, and sums distributable or payable from, upon or in respect of such Equity Interests; and (c) all other rights and privileges incident to such Equity Interests.

“Collateral Agent” means the Trustee in its capacity as Collateral Agent under this Indenture and under the Security Documents and any successor thereto in such capacity.

“consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary shall be accounted for as an Investment.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for: (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; or (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided that “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith, provided that the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Copyright License” means, as to any Person, all rights under any written document now owned or hereafter acquired by such Person granting the right to use any Copyright or Copyright registration.

“Copyrights” means, as to any Person, all of the following now owned or hereafter adopted or acquired by such Person: (a) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (b) all proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

“Debt” means, as to any Person as of any date of determination, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all

4

direct or contingent obligations of such Person arising under letters of credit (including standby and commercial letters of credit), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) the swap termination value under all swap or hedge contracts to which such Person is a party; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business not past due for more than sixty days after the date on which such trade account payable was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all capital lease obligations and synthetic lease obligations of such Person; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all Contingent Obligations. For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.

“Debtor,” other than when used in the defined term Account Debtor, has the meaning ascribed thereto in the Subordination Agreement.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Documents” means, as to any Person, all documents (as that term is defined in the UCC) now owned or hereafter acquired by such Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Equipment” means, as to any Person, all equipment (as that term is defined in the UCC) now owned or hereafter acquired by such Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person’s operations or which are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member

5

or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Issuer or any Subsidiary thereof within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means any of the following: (a) a Reportable Event with respect to a Pension Plan; (b) the incurrence by the Issuer or any ERISA Affiliate of any liability with respect to a withdrawal by the Issuer or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by the Issuer or any ERISA Affiliate of any liability with respect to a complete or partial withdrawal by the Issuer or any ERISA Affiliate from a Multiemployer Plan or the receipt by the Issuer or an ERISA Affiliate of notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Issuer or any ERISA Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“First Priority After-Acquired Property” means any property (other than the initial collateral) of the Issuer or any Guarantor that secures any First Priority Lien Obligation.

“First Priority Lien Agent” has the meaning ascribed to the term “Agent” in the First Priority Lien Loan Agreement.

“First Priority Lien Collateral Account” has the meaning ascribed to the term “Collateral Account” in the First Priority Lien Loan Agreement.

“First Priority Lien Lenders” has the meaning ascribed to the term “Lenders” in the First Priority Lien Loan Agreement.

“First Priority Lien Loan Agreement” means the Amended and Restated Loan and Security Agreement dated February [ ], 2009 among Cotton Commercial USA, Inc., Complete Tower Sources, Inc., Mitchell Site Acq, Inc., and LFC, Inc. as borrowers, the domestic significant subsidiaries of each borrower from time a party thereto, as subsidiary guarantors, the entities from time a party thereto as lenders, and White Oak Global Advisors, LLC, as Agent.

6

“First Priority Lien Loan Documents” has the meaning ascribed to the term “Loan Documents” in the First Priority Lien Loan Agreement.

“First Priority Lien Obligations” has the meaning ascribed to the term “Obligations” in the First Priority Lien Loan Agreement.

“First Priority Liens” means all Liens that secure the First Priority Lien Obligations.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory or the District of Columbia thereof and any direct or indirect subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Intangibles” means, as to any Person, all general intangibles (as that term is defined in the UCC) now owned or hereafter acquired by such Person, including all right, title and interest that such Person may now or hereafter have under any contract, all payment intangibles (as that term is defined in the UCC), customer lists, licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, databases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses-in-action, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for Equity Interests and other Investment Property, and rights of indemnification.

“Goods” means, as to any Person, all goods (as that term is defined in the UCC) now owned or hereafter acquired by such Person, wherever located, including embedded software to the extent included in goods (as that term is defined in the UCC) and fixtures (as that term is defined in the UCC).

“Goodwill” means, as to any Person, all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by such Person.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority,

7

instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.

“guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation; (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation; (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation; or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “guarantee” as a verb has a corresponding meaning.

“Guarantor” means (i) each of Cotton Commercial USA, Inc., Complete Tower Sources, Inc., Mitchell Site Acq, Inc., and LFC, Inc., and (ii) any Person that Incurs a Guarantee; provided, in the case of (i) and (ii) above, that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Instrument” means, as to any Person, all instruments (as that term is defined in the UCC) now owned or hereafter acquired by such Person, wherever located, including all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are part of a group of writings that constitute, Chattel Paper.

8

“Intellectual Property” means, as to any Person, all Copyrights, Licenses, Patents, Trademarks, trade secrets and customers lists now owned or hereafter acquired by such Person, wherever located.

“Inventory” means, as to any Person, all inventory (as that term is defined in the UCC) now owned or hereafter acquired by such Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods or materials or supplies of any kind.

“Investment Property” means, as to any Person, all investment property (as that term is defined in the UCC) now owned or hereafter acquired by such Person, wherever located.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person, whether by means of: (a) the purchase or other acquisition of capital stock or other securities of another Person; (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or limited liability company interest in such other Person and any arrangement pursuant to which the investor Guarantees Debt of such other Person; or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issue Date” means [	], 2009, the date on which the Initial Securities are issued.

“Issuer” means New Holding, Inc., but not any of its Subsidiaries.

“Laws” means, collectively, all international, foreign, Federal, state and local laws, statutes, treaties, authorities, rules, guidelines, regulations, ordinances, codes, administrative or judicial precedents or judgments, orders, decrees, permits and other governmental restrictions, including the interpretation or administration of any of the foregoing by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations, concessions, grants, franchises and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Letter-of-Credit Rights” means, as to any Person, all letter-of-credit rights (as that term is defined in the UCC) now owned or hereafter acquired by such Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance thereunder.

“Licenses” means, as to any Person, all Copyright Licenses, Patent Licenses, Trademark Licenses or other licenses of rights or interests now held or hereafter acquired by such Person.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or

9

preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any easement, right of way or other encumbrance on title to real property).

“Material Adverse Effect” means any of the following: (a) a material adverse change in, or material adverse effect upon, the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Issuer and its Restricted Subsidiaries, taken as a whole, to perform their respective obligations under this Indenture; or (c) a material adverse effect upon: (i) the legality, validity, binding effect or enforceability of this Indenture or the Security Documents; or (ii) the rights and remedies of the Collateral Agent or any Holder under or in respect of this Indenture or the Security Documents other than as a result of a change in Laws.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which the Issuer or any of its Subsidiaries or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Debt; provided that Obligations shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Securities.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Patent License” means, as to any Person, all rights under any written agreement now owned or hereafter acquired by such Person granting any right with respect to any invention on which a Patent is in existence.

“Patents” means, as to any Person, all of the following in which such Person now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or

10

Territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as that term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Issuer or any ERISA Affiliate or to which the Issuer or any ERISA Affiliate contributes or has an obligation to contribute, or, in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” means the perfection certificate duly executed and delivered by the Issuer, attached hereto as Exhibit [ ].

“Permitted Investments” means, collectively (without duplication of amounts), with respect to the Issuer and its Restricted Subsidiaries: (a) Investments reflected on the Perfection Certificate and existing on the Issue Date; (b) cash and Cash Equivalents; (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business of the Issuer and its Restricted Subsidiaries (as applicable); (d) Investments consisting of First Priority Lien Collateral Accounts in which First Priority Lien Agent on behalf of First Priority Lien Lenders has a perfected Lien in accordance with the provisions hereof; (e) Investments accepted in connection with Transfers permitted by Section 4.06; (f) Investments of Subsidiaries in or to the Issuer, any Restricted Subsidiary or any other Wholly Owned Subsidiaries of the Issuer and Investments by the Issuer in or to Wholly Owned Subsidiaries; provided that the aggregate amount of all loans or other advances by the Issuer to any Subsidiaries of Issuer shall not exceed the Threshold Amount in the aggregate in any fiscal year; (g) Investments consisting of Capital Expenditures permitted under Section 4.05; (h) Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business; (i) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (j) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this clause (j) shall not apply to Investments of the Issuer in any Subsidiary; (k) Investments consisting of Securities Lien Collateral Accounts in which the Collateral Agent on behalf of the Holders has a perfected Lien in accordance with the provisions hereof; (l) guarantees of Debt by Issuer or Restricted Subsidiaries permitted to be incurred pursuant to Section 4.03 to the extent such guarantee constitutes an Investment; and (m) any Investments in or repurchases of Securities.

“Permitted Liens” means, collectively, with respect to the Issuer and its Restricted Subsidiaries:

(a)       (i) Liens existing on the Issue Date and reflected on the Perfection Certificate; (ii) Liens in favor of the First Priority Lien Lenders and arising under the First Priority Lien Loan Agreement to secure the First Priority Lien Obligations; (iii) Liens in favor of First Priority Lien

11

Agent or any First Priority Lien Lender under the First Priority Lien Loan Agreement and any other First Priority Lien Loan Document; (iv) Liens in favor of the Holders and arising under this Indenture and any Security Documents to secure the Securities Obligations; and (v) Liens in favor of Trustee or Collateral Agent or any Holder under this Indenture and any other Security Document;

(b)       Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which the Issuer (or its Subsidiaries) have set aside adequate reserves, if any, on its financial statements in accordance with GAAP, provided that no notice of any such Lien has been filed or recorded under or pursuant to the Code;

(c)       purchase money Liens (i) on equipment acquired or held by any of Cotton Commercial USA, Inc., Complete Tower Sources, Inc., Mitchell Site Acq, Inc., and LFC, Inc., or their respective Subsidiaries incurred for financing the acquisition of the equipment securing no more than (A) in the case of Cotton Commercial USA, Inc. and its Subsidiaries, $850,000.00 in the aggregate at any time outstanding; (B) in the case of , Complete Tower Sources, Inc. and its Subsidiaries, $600,000.00 in the aggregate at any time outstanding; (C) in the case of LFC, Inc. and it Subsidiaries, $350,000.00 in the aggregate at any time outstanding; and (D) in the case of Mitchell Site Acq, Inc. and its Subsidiaries, $100,000.00 in the aggregate at any time outstanding; or (ii) existing on equipment when acquired, so long as such Lien is confined to the property and improvements and the proceeds of the equipment;

(d)       Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in the immediately preceding subsections (a) through (c), provided that any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Debt secured thereby may not increase;

(e)       Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(f)        Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(g)       leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of the Issuer’s or its Restricted Subsidiaries’ business, if the leases, subleases, licenses and sublicenses do not specifically prohibit granting Collateral Agent or the Holders a security interest;

(h)       non-exclusive license of intellectual property granted to third parties in the ordinary course of business;

12

(i)        zoning restrictions, easements, licenses or other restrictions on the use of real estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value or marketability of such real estate;

(j)        Liens arising from attachments or judgments, orders or decrees in circumstances not constituting an Event of Default under Section 6.01; and

(k)       Liens in favor of other financial institutions arising in connection with First Priority Lien Collateral Accounts or Securities Lien Collateral Accounts maintained at such financial institutions; provided that the First Priority Lien Agent and the Collateral Agent has a perfected Lien in the amounts held in such First Priority Lien Collateral Accounts or Securities Lien Collateral Accounts in accordance with the provisions of the First Priority Lien Loan Agreement and the Security Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” means proceeds (as that term is defined in the UCC).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Issuer or any Restricted Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or on account of any return of capital to any holder of any such Person’s Equity Interests.

“Restricted Subsidiary” means, with respect to any Person, as at any date of determination, any Subsidiary of such Person: (a) whose consolidated total assets equals or exceeds 5.0% of the consolidated total assets of such Person; or (b) whose consolidated net income (or loss) for the most recently completed four consecutive fiscal periods equals or exceeds 5.0% of such Person’s consolidated net income (or loss) for such period. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“SEC” means the Securities and Exchange Commission.

“Securities Liens” means the Liens securing the Securities Obligations.

13

“Securities Lien Collateral Accounts” shall mean, after the First Priority Lien Obligations have been paid in full, all commodity accounts, deposit accounts and securities accounts (in each case, as defined in the UCC) of Issuer and the Guarantors.

“Securities” has the meaning assigned to it in the preamble to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Obligations” means all Obligations in respect of the Securities, the Guarantees and the Indenture.

“Security Documents” means the security agreement and any pledge agreements, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security intents in the Collateral as contemplated by this Indenture.

“Software” means, as to any Person, all software (as that term is defined in the UCC) now owned or hereafter acquired by such Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordination Agreement” means the subordination agreement among White Oak Global Advisors, LLC, as agent under the First Priority Lien Loan Documents, the Trustee, and each Guarantor, as it may be amended from time to time in accordance with this Indenture.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Threshold Amount” means, as to the Issuer (and, where applicable, its Subsidiaries), $400,000.00.

14

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Trademark License” means, as to any Person, all rights under any written document now owned or hereafter acquired by such Person granting any right to use any Trademark or Trademark registration.

“Trademarks” means, as to any Person, all of the following now owned or hereafter adopted or acquired by such Person: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered) all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all Goodwill associated with or symbolized by any of the foregoing.

“Trust Officer” means:

(1)       any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and

(2)	who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” or “UCC” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means, with respect to any Person, as at any date of determination, any Subsidiary of such Person other than a Restricted Subsidiary of such Person.

“U.S. Government Obligations” means securities that are:

(1)       direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)       obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as

15

custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.	Other Definitions.
Term	Defined in Section
“Authenticating Agent”	2.03
“Change of Control Offer”	4.08(b)
“Co-Collateral Agent”	11.02(a)
“covenant defeasance option”	8.01(c)
“Custodian”	6.09
“Definitive Security”	Appendix A
“Depository”	Appendix A
“Event of Default”	6.01
“Global Securities”	Appendix A
“Global Securities Legend”	Appendix A
“Guaranteed Obligations”	12.01(a)
“incorporated provision”	13.01
“Initial Securities”	Preamble
“legal defeasance option”	8.01(c)
“Paying Agent”	2.04(a)
“Permitted Debt”	4.03
“protected purchaser”	2.08
“Registrar”	2.04(a)
“Securities Custodian”	Appendix A
“Transfer”	4.06

16

SECTION 1.03.          Incorporation by Reference of Trust Indenture Act. This Indenture incorporates by reference certain provisions of the TIA. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer, the Guarantors and any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04.	Rules of Construction. Unless the context otherwise requires:
(a)	a term has the meaning assigned to it;

(b)       an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)	“or” is not exclusive;
(d)	“including” means including without limitation;

(e)       words in the singular include the plural and words in the plural include the singular;

(f)        the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(g)       unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

(h)       “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

17

ARTICLE 2

THE SECURITIES

SECTION 2.01.          Amount of Securities. The aggregate principal amount of Initial Securities which may be authenticated and delivered under this Indenture on the Issue Date is $20,000,000. All Securities shall be substantially identical except as to denomination.

The Issuer may from time to time after the Issue Date issue Additional Securities under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Debt represented by such Additional Securities is at such time permitted by Section 4.03 and (ii) such Additional Securities are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.08, 4.08(c) or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

(1)       the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture;

(2)       the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; and

(3)       if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Definitive Securities and Global Securities and, in such case, the respective depositaries for the Global Securities, the form of any legend or legends which shall be borne by the Global Securities or Definitive Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which the Global Security or Definitive Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of the Global Security or Definitive Security in whole or in part may be registered, in the name or names of Persons other than the depositary for the Global Security or a nominee thereof.

If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

The Initial Securities, including any Additional Securities, shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

SECTION 2.02.          Form and Dating. Securities shall be issuable in whole or in part in the form of one or more Definitive Securities and Global Securities. Provisions relating to the Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a

18

part of this Indenture. The (i) Securities and the Trustee’s certificate of authentication and (ii) any Additional Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer and the Trustee). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and in denominations of $1,000 and any integral multiples of $1,000 in excess thereof.

SECTION 2.03.          Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (who shall be authorized by all requisite corporate action) (a) Initial Securities for original issue on the date hereof in an aggregate principal amount of $20,000,000 and (b) subject to the terms of this Indenture, Additional Securities in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of the Securities to be authenticated and the date on which the Securities are to be authenticated.

One Officer shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents (each, an “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04.          Registrar and Paying Agent. (a) The Issuer shall maintain (i) an office or agency, which shall initially be the office of the Trustee in the Borough of Manhattan, the City of New York, where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer, upon prior written notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Securities Custodian with respect to the Global Securities.

19

(b)       The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing, in advance, of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent or fails to provide the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer and its Subsidiaries may not act as Paying Agent or Registrar.

(c)       The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

SECTION 2.05.          Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on the Securities, the Issuer shall deposit with each Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.          Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form as the Trustee may reasonably require of the names and addresses of Holders as of such date, which list may be conclusively relied upon by the Trustee.

SECTION 2.07.          Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s request. The Issuer and the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other authorized governmental charges in connection

20

with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

Prior to the due presentation for registration of transfer of any Security, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08.          Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon a written order of the Issuer signed by one Officer, the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other requirements of the Trustee. If required by the Trustee and the Issuer, such Holder must provide an affidavit of lost certificate and furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security (including without limitation, attorneys’ fees and disbursements in replacing such Security).

Every replacement Security is an additional obligation of the Issuer and shall be entitled to the benefits of the Indenture.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

21

SECTION 2.09.          Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code). A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.          Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and, upon a written order of the Issuer signed by an Officer, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare, and upon a written order of the Issuer signed by an Officer, the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

SECTION 2.11.          Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12.          Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each

22

affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13.          CUSIP Numbers, ISINs, etc. The Issuer in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14.          Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the principal amount of the Securities at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 13.06 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3

REDEMPTION

SECTION 3.01.          Redemption. The Securities may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Securities set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date.

The Trustee shall not redeem any Securities (unless all Securities then outstanding are to be redeemed) or commence the giving of any notice of redemption of Securities during the continuance of any Event of Default known to the Trustee, except that where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem such Securities, provided funds are deposited with it for such purpose. Any moneys theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be held in trust for the benefit of the Holders and applied in the manner set forth in Section 6.10; provided, however, that in case such Event of Default shall have been waived as provided herein or otherwise cured, such moneys shall thereafter be held and applied in accordance with the provisions of this Article.

23

SECTION 3.02.          Applicability of Article. Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 3.03.          Notices to Trustee. If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the Security, it shall notify the Trustee in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the Security, unless a shorter period is acceptable to the Trustee in its discretion. Such notice shall be accompanied by an Officer’s Certificate and Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions contained herein and the Security. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.04.          Selection of Securities to Be Redeemed. In the case of any partial redemption of Securities, for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities, are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Securities of $1,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or any integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.05.          Notice of Optional Redemption. (a)  At least 30 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Security, the Issuer shall mail or cause to be mailed by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.

Any such notice shall identify the Securities to be redeemed and shall state:

(i)	the redemption date;

(ii)                   the redemption price and the amount of accrued interest to the redemption date;

(iii)	the name and address of the Paying Agent;

24

(iv)                  that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;

(v)                   if fewer than all the outstanding Securities are to be redeemed, the certificate numbers (if any) and principal amounts of the Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vi)                  that, unless the Issuer defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)                 the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Securities being redeemed; and

(viii)                that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Securities.

(b)       At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

SECTION 3.06.          Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.05, Securities called for redemption become irrevocably due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07.          Deposit of Redemption Price. With respect to any Securities, not later than 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.08.          Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and, upon a written order of the Issuer signed by an Officer, the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

25

ARTICLE 4

COVENANTS

SECTION 4.01.          Payment of Securities. The Issuer agrees that it shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 12:00 p.m. Eastern time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

SECTION 4.02.          Reports and Other Information. So long as any Securities are outstanding, the Issuer shall provide the Trustee and, upon request, the Holders of the Securities:

(i)        within 90 days following the end of each fiscal year of the Issuer after the Issue Date, the audited year-end consolidated financial statements of the Issuer (including a consolidated balance sheet and the related consolidated statements of income or operations, shareholders’ (or members’) equity and cash flows, setting forth, in each case in comparative form, the figures for the previous comparable period, all in reasonable detail) of the Issuer (including the notes thereto). Such annual financial statements will be prepared in accordance with GAAP, such financial statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(ii)       within 45 days following the end of each of the first three fiscal quarters in each fiscal year of the Issuer, unaudited consolidated financial statements of the Issuer (including a consolidated balance sheet and the related consolidated statements of income or operations, shareholders’ (or members’) equity and cash flows, setting forth, in each case in comparative form, the figures for the previous comparable period, all in reasonable detail) with respect to such fiscal quarter (including the notes thereto). Such quarterly financial statements will be prepared in accordance with GAAP.

For so long as any of the Securities are outstanding, the above information will be made available at the office of the Paying Agent.

Delivery of such reports, information and documents to the Trustee shall be for information purposes only and the Trustee’s receipt of such shall not, in the absence of gross negligence, bad faith or willful misconduct on its part, constitute constructive notice of any information contained therein or determinable from information contained therein, including the

26

Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificates).

SECTION 4.03.          Limitation on Incurrence of Indebtedness. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume, or be liable for any Debt. Notwithstanding the preceding sentence, Issuer and its Restricted Subsidiaries may incur the following Debt (“Permitted Debt”):

(a)	Debt owing incurred under the First Priority Lien Obligations;

(b)       Debt existing on the Issue Date and reflected on the Perfection Certificate;

(c)       unsecured Debt to trade creditors incurred in the ordinary course of business;

(d)       Debt incurred as a result of endorsing negotiable instruments in the ordinary course of business;

(e)	the Initial Securities;
(f)	Debt secured by Permitted Liens;

(g)       other unsecured Debt in an aggregate amount, as to any of the Issuer and its Subsidiaries, or any Restricted Subsidiary and its Subsidiaries, not to exceed the Threshold Amount at any time outstanding; and

(h)       extensions, refinancings, modifications, amendments and restatements of any items of Debt referenced in clauses (a) through (g) of this definition, so long as, the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Issuer or any Restricted Subsidiary, as the case may be.

SECTION 4.04.          Limitation on Restricted Payments. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)       Make or maintain any Investments other than Permitted Investments; or

(b)       Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so: provided, so long as (with respect to clauses (ii), (iii), and (iv) only below) no Default or Event of Default has occurred and is continuing or would result by virtue of any of the following actions and so long as any of the following actions are performed in compliance with all applicable Laws:

(i)        each Restricted Subsidiary may make Restricted Payments to another Restricted Subsidiary or the Issuer;

(ii)       The Issuer and each Subsidiary thereof may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person;

27

(iii)      The Issuer may purchase, redeem or otherwise acquire shares of its common Equity Interests or warrants or options to acquire any such common Equity Interests with the proceeds received from the substantially concurrent issue of new shares of its common Equity Interests; or

(iv)      on or after Charys’ emergence from the Charys Bankruptcy Case, the Issuer may make or pay for legal, consulting, accounting or other fees incurred by Charys or the Issuer in connection with the Charys Bankruptcy Case in an aggregate amount not to exceed $9,000,000.00;

provided that no Restricted Payments may be made pursuant to the immediately preceding clause (iv) if, following the declaration or making of any such Restricted Payments, the Issuer, on a consolidated basis, will not have or could reasonably be expected not to have, as at the end of the fiscal quarter during the term hereof during which such Restricted Payments are to be made, Balance Sheet Cash in an amount equal to or greater than $6,000,000.00.

SECTION 4.05.          Limitation on Capital Expenditures. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to make (whether in one transaction or a series of transactions) Capital Expenditures in an aggregate amount for the Issuer and its Restricted Subsidiaries in excess of $1,000,000.00 during any calendar year.

SECTION 4.06.          Asset Sales. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its Restricted Subsidiaries to Transfer, all or any part of its business or property, except for Transfers: (a) of inventory in the ordinary course of business; (b) of worn-out or obsolete equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the property of the Issuer or its Subsidiaries in the ordinary course of business; or (e) otherwise permitted by Section 5.01.

SECTION 4.07.          Transactions with Affiliates. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Issuer, irrespective of whether in the ordinary course of business, except upon fair and reasonable terms that are no less favorable to the Issuer or any Restricted Subsidiary thereof than would be obtained in an arm’s-length transaction with a non-affiliated Person.

SECTION 4.08.          Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in this Section 4.08; provided,however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase any Securities pursuant to this Section 4.08 in the event that they have exercised their right to redeem such Securities in accordance with Article 3 of this Indenture. In the event that at the time of such Change of Control the terms of the First Priority Lien Loan Agreement or

28

First Priority Lien Loan Documents restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to the Holders provided for in Section 4.08(b) but in any event within 30 days following any Change of Control, the Issuer shall (i) repay in full all First Priority Lien Obligations or, if doing so will allow the purchase of Securities, offer to repay in full all First Priority Lien Obligations, as the case may be, and repay the First Priority Lien Obligations of each lender who has accepted such offer, or (ii) obtain the requisite consent under the agreements governing the First Priority Lien Obligations to permit the repurchase of the Securities as provided for in Section 4.08(b). The Issuer shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase the Securities pursuant to this Section 4.08. The Issuer’s failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice referred to in paragraph (b) below as a result of the prohibition in the second preceding sentence) may (with notice and lapse of time) constitute an Event of Default described in Section 6.01(c) but shall not constitute an Event of Default described in Section 6.01(a).

(b)       Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Securities in accordance with Article 3 of this Indenture, the Issuer shall mail a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(i)        that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s properly tendered Securities at a repurchase price in cash equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(ii)       the circumstances and relevant facts and financial information regarding such Change of Control;

(iii)      the repurchase date (which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is mailed);

(iv)      that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

(v)       that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Offer payment date unless the Issuer shall fail to make payment therefor; and

(vi)      the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

(c)       Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than 3:00 p.m., Eastern time, on the Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security

29

which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(d)       On the purchase date, all Securities purchased by the Issuer under this Section shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus any accrued and unpaid interest to the Holders entitled thereto.

(e)       A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)        Notwithstanding the foregoing provisions of this Section, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(g)       Securities repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and canceled at the option of the Issuer. Securities purchased by a third party pursuant to the preceding clause (e) will have the status of Securities issued and outstanding.

(h)       At the time the Issuer delivers Securities to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(i)        Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(j)        The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.08 by virtue thereof.

SECTION 4.09.          Compliance Certificate; Notice of Default. (a) The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year end on April 30, 2009, an Officer’s Certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of Issuer complying with Section 314(a)(4) of the TIA stating that a review of the activities of the Issuer

30

and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether they have kept, observed, performed and fulfilled their obligations under this Indenture and the Security Documents and further stating, as to such Officer signing such certificate, that to the best of such Officer’s actual knowledge the Issuer and its Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and the Security Documents in all material respects and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signer does know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.

(b) The Issuer shall, so long as any Securities are outstanding, upon any Officer of the Issuer becoming aware of any Default or Event of Default, deliver to the Trustee an Officer’s Certificate specifying such Default or Event of Default within five (5) Business Days of such Officer becoming aware of such occurrence.

SECTION 4.10.          Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11.          Guarantors and Future Guarantors. The Issuer shall cause each Domestic Subsidiary existing on the Issue Date and each newly acquired Domestic Subsidiary to (a) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Subsidiary shall guarantee payment of the Securities, and (b) become party to the Subordination Agreement.

SECTION 4.12.          Liens. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien, other than Permitted Liens, on any asset or property of the Issuer or such Restricted Subsidiary securing Debt.

SECTION 4.13.          Impairment of Security Interest. Subject to the rights of the holders of Permitted Liens, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, take, or knowingly or negligently omit to take, any action, which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and Holders, it being understood that any release of Collateral as permitted by the Indenture and the Security Documents will not be deemed to impair the security interests. The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the holders of the Securities in any material respect, except as permitted by Article 9 or as set forth in the Subordination Agreement.

SECTION 4.14.          Maintenance of Office or Agency. (a) In addition to the offices and agencies maintained pursuant to Section 2.04, the Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The

31

Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 13.02.

(b)       The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)       The Issuer hereby designates the corporate trust office of the Trustee or its Agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.15.          Maintenance of Legal Existence. The Issuer shall and shall cause each of its Restricted Subsidiaries to: (a) preserve, renew and maintain in full force and effect their respective legal existence and good standing under the Laws of the jurisdiction of their organization except in a transaction expressly permitted under Article 5; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of their respective businesses, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of their respective registered patents, trademarks, trade names and service marks and other intellectual property, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

SECTION 4.16.          Further Assurances; Collateral Inspections and Reports; Costs and Indemnification. (a)          If the Issuer or any of the Guarantors at any time acquires First Priority After-Acquired Property, the Issuer will, or will cause such Guarantor to, concurrently:

(i)        grant a Securities Lien (subject to Permitted Liens, including First Priority Liens) on such property to the Collateral Agent for the benefit of the holders of the Securities Obligations (and, to the extent such grant would require the execution and delivery of a Security Document, the Issuer or such Guarantor shall execute and deliver a Security Document on substantially the same terms as the agreement or instrument executed and delivered to secure the First Priority Lien Obligations, with such changes as may be necessary or advisable to reflect the second priority of the Liens securing the Securities Obligations and in a manner consistent with the changes in the Security Documents executed on the Issue Date compared to the similar agreements securing the First Lien Obligations); and

(ii)       cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law to the same extent as the First Priority Liens are perfected (but junior to such Lien pursuant to the Subordination Agreement).

32

If the Issuer or such Guarantor delivers an Opinion of Counsel to the holders of First Priority Lien Obligations in respect of the validity or perfection of any Lien grant referred to in this clause (a), the Issuer or such Guarantor shall also deliver an Opinion of Counsel with respect to such matters to the Trustee and Collateral Agent.

(b)	Reserved.

(c)       Upon request of the Collateral Agent at any time after an Event of Default has occurred and is continuing, the Issuer will, and will cause its Restricted Subsidiaries to, (i) permit the Collateral Agent or any advisor, auditor, consultant, attorney or representative acting for the Collateral Agent, upon reasonable notice to the Issuer and during normal business hours, to visit and inspect any of the property of the Issuer and its Restricted Subsidiaries, to review, make extracts from and copy the books and records of the Issuer and its Restricted Subsidiaries relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of the Issuer and its Restricted Subsidiaries, and (ii) deliver to the Collateral Agent such reports, including valuations, relating to any such property or any Lien thereon as the Collateral Agent may reasonably request.

(d)       The Issuer will bear and pay all reasonable legal expenses, collateral audit and valuation costs, filing fees, insurance premiums and other reasonable costs associated with the performance of the obligations of the Issuer and the Restricted Subsidiaries of the Issuer set forth in this Section 4.16 and also will pay, or promptly reimburse the Trustee and Collateral Agent for, all costs and expenses incurred by the Trustee or Collateral Agent in connection therewith, including all reasonable fees and charges of any advisors, auditors, consultants, attorneys or representatives acting for the Trustee or for the Collateral Agent.

SECTION 4.17.          Maintenance of Properties. The Issuer shall and shall cause each of its Restricted Subsidiaries to: (a) maintain, preserve and protect all of their respective material properties and equipment necessary to the operation of their respective businesses in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof; in each of the foregoing clauses (a) and (b), except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.18.          Compliance with Law. The Issuer shall and shall cause each of its Restricted Subsidiaries to comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to them or to their respective properties or businesses, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings timely instituted and diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.19.          Books and Records. The Issuer shall and shall cause each of its Restricted Subsidiaries to: (a) maintain proper books of record and account, in which full, true and correct (in all material respects) entries in conformity with GAAP consistently applied are made of all financial transactions and matters involving their respective properties and businesses; and (b) maintain such books of record and account in material conformity with all

33

applicable requirements of any Governmental Authority having regulatory jurisdiction over them, as the case may be.

ARTICLE 5

SUCCESSOR ISSUER

SECTION 5.01.          When Issuer May Merge or Transfer Assets. The Issuer shall not and shall cause each of its Restricted Subsidiaries not to, merge, dissolve, liquidate, consolidate with or into another Person, or Transfer (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that: (a) any Restricted Subsidiary of the Issuer may merge with: (i) the Issuer, provided that the Issuer shall be the continuing or surviving Person; or (ii) any one or more other Restricted Subsidiaries of the Issuer, provided that, when any Wholly Owned Restricted Subsidiary of the Issuer is merging with another Restricted Subsidiary of the Issuer, then the Wholly Owned Restricted Subsidiary must be the continuing or surviving Person; and (b) any Restricted Subsidiary of the Issuer may Transfer all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Issuer or to another Restricted Subsidiary of the Issuer; provided that if the transferor in such a transaction is a Wholly Owned Restricted Subsidiary of the Issuer, then the transferee must either be the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.                Events of Default. Each of the following shall constitute an event of default hereunder (each, an “Event of Default”):

(a)       The Issuer fails to pay: (i) when and as required to be paid herein, any amount of principal of the Securities; or (ii) within thirty days after the same becomes due, (A) any interest on the Securities or (B) any other amount payable hereunder; or

(b)       (i) The Issuer fails to perform or observe any term, covenant or agreement contained in any of Section 4.03, Section 4.04, Section 4.06, Section 4.07, Section 4.12, Section 4.13 or Article 5; or (ii) any Guarantor fails to perform or observe any term, covenant or agreement contained in its Guarantee; or

(c)       The Issuer or any Restricted Subsidiary fails to perform or observe any other covenant or agreement (not specified in Section 6.01(a) or Section 6.01(b)) contained in this Indenture on its part to be performed or observed and such failure continues for thirty days after the Issuer receives written notice specifying the Default (and demanding that such Default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of Securities; or

(d)       The Issuer or any Restricted Subsidiary thereof: (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than Debt hereunder) having an aggregate principal

34

amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount; or (ii) fails to observe or perform any other agreement or condition relating to any such other Debt or contained in any document evidencing, securing or relating to any of the foregoing, or any other default or event occurs, the effect of which failure, default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity; or

(e)       The Issuer or any Restricted Subsidiary thereof institutes or consents to the institution of any proceeding under any Bankruptcy Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Bankruptcy Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(f)        (i) The Issuer or any Restricted Subsidiary thereof admits in writing its inability or fails generally to pay its debts as they become due; or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(g)       There is entered against the Issuer or any Restricted Subsidiary thereof: (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage); or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case: (A) enforcement proceedings are commenced by any creditor upon such judgment or order to the extent such proceedings are not the subject of any stay of enforcement or execution; or (B) there is a period of thirty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(h)       (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Issuer under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; or (ii) the Issuer or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(i)        This Indenture, any Guarantee, the Security Documents or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly

35

permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect other than in accordance with its terms; or the Issuer or any Restricted Subsidiary thereof contests in any manner the validity or enforceability of this Indenture, any Guarantee, the Security Documents or any provision thereof; or the Issuer or any Restricted Subsidiary thereof denies that it has any or further liability or obligation under this Indenture, any Guarantee, the Security Documents, or purports to revoke, terminate or rescind this Indenture, any Guarantee, the Security Documents or any provision thereof.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under clause (b) or (c) above shall not constitute an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuer and the Trustee of the Default and the Issuer does not cure such Default within the time specified in clause (b) and (c) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” The Issuer shall deliver to the Trustee, within five (5) Business Days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or propose to take with respect thereto.

SECTION 6.02.          Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(e) or (f) with respect to the Issuer or a Restricted Subsidiary of the Issuer) occurs and is continuing, the Trustee upon written request of Holders of at least 25% in principal amount of outstanding Securities, by notice to the Issuer shall declare that the principal of, premium, if any, and accrued but unpaid interest on all the Securities is due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(e) or (f) with respect to the Issuer or a Restricted Subsidiary of the Issuer occurs, the principal of, premium, if any, and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.          Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture or any Security Document.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the

36

right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

SECTION 6.04.          Waiver of Past Defaults. Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.          Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any written direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that may subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such written direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.          Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i)        the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii)       the Holders of at least 25% in principal amount of the Securities makes a written request to the Trustee to pursue the remedy;

(iii)      such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(iv)      the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)       the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a written direction inconsistent with the request during such 60-day period.

(b)       A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

37

SECTION 6.07.          Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in such Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, except that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the Liens of the Security Documents upon any property or assets subject to the Liens.

SECTION 6.08.          Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing with respect to Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in such Securities) and the amounts provided for in Section 7.07.

SECTION 6.09.          Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, its agents, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders of the Securities allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 6.10.          Priorities. If the Trustee collects any money or property pursuant to this Article 6 (including upon realization of any Lien upon the Collateral), it shall pay out the money or property in the following order:

FIRST: to the Trustee, the Paying Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation and reimbursement of all expenses, all liabilities incurred and all advances made by the Trustee and the costs and expenses of collection, and indemnification against loss);

38

SECOND: to the Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.          Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12.          Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01.          Duties of Trustee. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

(a)       The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any Holder;

(b)       If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

(c)	Except during the continuance of an Event of Default:

39

(i)        the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied or read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(d)       The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)        this paragraph does not limit the effect of paragraph (c) of this Section;

(ii)       the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities; and

(iv)      no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)       Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section.

(f)        The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(g)       Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

40

(h)       Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(i)        In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.02.          Rights of Trustee. (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)       Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and it may require an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)       The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)       The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)       The Trustee may consult with counsel of its own selection and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)        The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

41

(g)       The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)       The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)        The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the exercising of any power conferred by the Indenture.

(j)        Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

SECTION 7.03.          Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.          Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy or sufficiency of this Indenture, any Guarantee or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in the Securities, the Security Documents or the Subordination Agreement other than the Trustee’s certificate of authentication, which shall be taken as the statement of Issuer, and the Trustee assumes no responsibility for their correctness.

Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture, the Security Documents and the Subordination Agreement, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

42

The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Security Documents, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Security Documents or any agreement or assignment contained in any thereof, for the validity of the title of the Issuer or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h), (i), or (j) or of the identity of any Restricted Subsidiary of the Issuer unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 13.02 hereof from the Issuer, any Guarantor or any Holder. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders of the Securities and not in its individual capacity and all persons, including without limitation the Holders of Securities and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

SECTION 7.05.          Notice of Defaults. If a Default occurs and is continuing with respect to the Securities and if it is actually known to the Trustee, a Trust Officer has actual knowledge or has received written notice from the Issuer or any Holder, the Trustee shall mail to each Holder notice of the Default within 30 days thereof. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and as long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.          Reports by Trustee to the Holders. As promptly as practicable after each June 30 beginning with the June 30 following the date of this Indenture, mail to each Holder reports concerning the Trustee and its action under the Indenture as may be required pursuant to Section 313(a) of the TIA if and to the extent and in the manner provided pursuant thereto. The Trustee shall comply with TIA §313(b)(2) and shall transmit by mail all reports as required by TIA §313(c). The Trustee shall also comply with the other provisions of Section 313 of the TIA. Reports pursuant to this Section shall be transmitted by mail (1) to all Holders of Registered Securities, as their names and addresses appear in the Registry, and (2) except in the cases of reports under Section 313(b)(2) of the TIA, to each Holder of a Security whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 2.06.

A copy of each report at the time of its mailing to the Holders shall be filed by the Issuer with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

43

SECTION 7.07.          Compensation; Reimbursement and Indemnity. (a) The Issuer shall pay to the Trustee, the Paying Agent, the Collateral Agent and the Registrar (each, an “Indemnified Party”) from time to time reasonable compensation for their respective services rendered to the Issuer. The Trustee’s compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

(b)       Except as otherwise expressly provided herein, the Issuer shall reimburse each Indemnified Party upon request for all reasonable expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such reimbursements shall include the reasonable compensation and expenses, disbursements and advances of each Indemnified Party’s agents, counsel, accountants and experts.

(c)       The Issuer and each Guarantor, jointly and severally, shall indemnify for, and hold harmless, each Indemnified Party against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its rights, powers or duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuer or a Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Securities or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any claim for which an Indemnified Party may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such Indemnified Party’s own willful misconduct, negligence or bad faith.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all Collateral or any money or property held or collected by the Trustee other than money or property held in trust to pay principal of or interest on particular Securities.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 6.01(e) or (f) with respect to the Issuer, such expenses (including the reasonable fees and expenses of its counsel) are intended to constitute expenses of administration in connection with the Securities under any applicable bankruptcy, insolvency or other similar law.

SECTION 7.08.          Replacement of Trustee. (a)  The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in aggregate principal amount of outstanding Securities may remove the Trustee by so notifying the Issuer and the Trustee in writing and may appoint a successor Trustee. The Issuer, by a resolution of the Board of Directors, shall remove the Trustee if:

44

(i)	the Trustee fails to comply with Section 7.10;
(ii)	the Trustee is adjudged bankrupt or insolvent;

(iii)      a receiver or other public officer takes charge of the Trustee or its property; or

(iv)	the Trustee otherwise becomes incapable of acting.

(b)       If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c)       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee under this Indenture and the Securities to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d)       If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Issuer, or the Holders of 10% in principal amount of the Securities may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e)       If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)        Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.          Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full

45

force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.          Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11.          Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.          Discharge of Liability on Securities; Defeasance. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:

(a)       either (i) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.08 which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Securities have become due and payable or will become due and payable or redeemable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient in the written opinion of a firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Obligations have been so deposited) to pay and discharge the entire Debt on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of maturity or redemption together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b)       the Issuer and/or the Guarantors have paid all other sums payable under this Indenture; and

46

(c)       the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.16, 4.17, 4.18 and 4.19 for the benefit of the Securities and the operation of Section 5.01 and Sections 6.01(c) through (j) (“covenant defeasance option”) for the benefit of the Securities. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Securities and this Indenture by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Guarantee of such Securities and all obligations under the Security Documents shall be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c) through (j) or because of the failure of the Issuer to comply with Section 5.01.

Upon satisfaction of the conditions set forth herein and upon written request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(d)       Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02.          Conditions to Defeasance. (a) The Issuer may exercise its legal defeasance option or its covenant defeasance option with respect to the Securities if:

(i)        the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient or Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii)       the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

47

(iii)      123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(e) or (f) with respect to the Issuer occurs which is continuing at the end of the period;

(iv)      the deposit does not constitute a default under any other material agreement binding on the Issuer;

(v)       in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating, subject to customary assumptions and exclusions, that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel, subject to customary assumptions and exclusions, shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vi)      it will not impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(vii)     in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that the Holders of the Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii)    the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been complied with.

(b)       Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

SECTION 8.03.          Application of Trust Money. The Trustee shall hold in trust money or Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04.          Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or Government Obligations held

48

by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05.          Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Obligations or the principal and interest received on such Government Obligations.

SECTION 8.06.          Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer have made any payment of principal of or interest on, any such Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01.          Without Consent of the Holders. The Issuer, the Guarantors (as applicable) and the Trustee may amend this Indenture, the Securities, any Security Document or the Subordination Agreement with respect to the Securities, without notice to or consent of any Holder:

(i)	to cure any ambiguity, omission, defect or inconsistency;
(ii)	to comply with Article 5;

(iii)      to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(iv)	to add additional assets as Collateral;

49

(v)       to release Collateral from the Lien pursuant to this Indenture, the Security Documents and the Subordination Agreement when permitted or required by this Indenture or the Security Documents;

(vi)      to add additional Guarantees with respect to the Securities or to secure the Securities;

(vii)     to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

(viii)    to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of, this Indenture under the TIA; or

(ix)      to make any change that does not adversely affect the rights of any Holder.

After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02.          With Consent of the Holders. The Issuer, the Guarantors (as applicable) and the Trustee may amend this Indenture, the Securities, any Security Document or the Subordination Agreement with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder of an outstanding Security affected, an amendment may not:

(i)        reduce the amount of Securities whose Holders must consent to an amendment,

(ii)       reduce the rate of or extend the time for payment of interest on any Security,

(iii)      reduce the principal of or change the Stated Maturity of any Security,

(iv)      reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3,

(v)       make any Security payable in money other than that stated in such Security,

(vi)      impair the right of any Holder to receive payment of principal of or premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities,

50

(vii)     make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02,

(viii)	modify any Guarantees in any manner adverse to the Holders,

(ix)      expressly subordinate the Securities or any Guarantee in right of payment to any other Debt of the Issuer or any Guarantor other than with respect to First Priority Lien Obligations, or

(x)       make any change in the provisions in the Subordination Agreement or this Indenture dealing with the application of proceeds of Collateral that would adversely affect the holders of the Securities.

Subject to Section 11.04, without the consent of the holders of at least two-thirds in aggregate principal amount of the Securities then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents with respect to the Securities.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Securities affected thereby a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03.          Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.          Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Securities have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(b)       The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date

51

is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 9.05.          Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and, upon a written order of the Issuer signed by an Officer, the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06.          Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07.          Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 9.08.          Additional Voting Terms; Calculation of Principal Amount. All Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote) as one class. Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

RANKING OF NOTE LIENS AND GUARANTEE OBLIGATIONS

SECTION 10.01.        Agreement for the Benefit of Holders of First Priority Liens. Each Holder by accepting a Security authorizes the Trustee and the Collateral Agent to execute and

52

deliver the Subordination Agreement and agrees that the obligations of the Guarantors hereunder and the Liens securing such obligations are subordinated as set forth in the Subordination Agreement.

ARTICLE 11

COLLATERAL AND SECURITY

SECTION 11.01.        Security Documents. (a) Grant of Security Interest. Each of the Issuer and the Guarantors party hereto hereby grants, pledges and assigns a security interest in the Collateral to the Collateral Agent, on behalf of itself and the Holders, to secure the prompt payment in full and performance when due of all of the Securities Obligations. Each of the Issuer and the Guarantors party hereto represents, warrants and covenants to the Collateral Agent and the Holders that: (i) the security interest granted by it herein is and shall at all times continue to be: (x) in the case of the Issuer, a first priority perfected (except to the extent otherwise expressly provided in the Indenture or expressly agreed to in writing by the Collateral Agent) security interest in the Collateral (subject only to Permitted Liens), and (y) in the case of the Guarantors, a second priority perfected (except to the extent otherwise expressly provided in the Indenture or expressly agreed to in writing by the Collateral Agent) security interest in the Collateral (subject only to Permitted Liens); (ii) it has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the Security Documents, free and clear of any and all Liens or claims of others, other than Permitted Liens; and (iii) no effective security agreement, mortgage, deed of trust, financing statement (as that term is defined in the UCC), or other security or Lien instrument covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens. If any of the Issuer or the Guarantors party hereto shall acquire a commercial tort claim (as that term is defined in the UCC), the Issuer or the Guarantor, as the case may be, shall promptly notify the Collateral Agent in a writing signed by the Issuer or Guarantor, as the case may be, of the general details thereof and grant to Collateral Agent, on behalf of itself and the Holders, a security interest therein and in the proceeds thereof, all upon the terms of this Indenture, with such writing to be in form and substance reasonably satisfactory to Collateral Agent. If this Indenture is terminated, the Collateral Agent’s Lien in the Collateral shall continue until all the Securities Obligations (other than unasserted contingent indemnification obligations) are repaid in full in cash. Upon payment in full in cash of all the Securities Obligations, the Collateral Agent shall, at the Issuer’s sole cost and expense, release its Liens on the Collateral.

(b)       Collateral Agent’s Rights Regarding the Collateral. (i) The Collateral Agent may, (x) at any time in the Collateral Agent’s own name or in the name of the Issuer or any Guarantor party hereto, communicate with Account Debtors and obligors in respect of Instruments, Chattel Paper, or other Collateral to verify to the Collateral Agent’s satisfaction, the existence, amount and terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, or other Collateral, and (y) at any time after a Default has occurred and is continuing and without prior notice to the Issuer or any Guarantor party hereto, (1) notify Account Debtors or other Persons obligated on any Collateral that the Collateral Agent has a security interest therein and that payments shall be made directly to the Collateral Agent, and (2) settle or adjust disputes and claims directly with Account Debtors on accounts of the Issuer or any Guarantor for amounts on terms and in any order that the Collateral Agent considers advisable, notify any Person owing the

53

Issuer or any Guarantor money of the Collateral Agent’s Lien on such funds, and verify the amount of such account. The Issuer and any Guarantor shall collect all payments in trust for the Collateral Agent for the benefit of the Holders and, if requested by the Collateral Agent, immediately deliver the payments to Lenders in the form received from the Account Debtor, with proper endorsement for deposit. Upon the request of the Collateral Agent, each of the Issuer and the Guarantors party hereto shall so notify such Account Debtors and other Persons. Each of the Issuer and the Guarantors party hereto hereby appoints the Collateral Agent or the Collateral Agent’s designee as such Person’s attorney with power to endorse such Person’s name upon any notes, acceptance drafts, money orders or other evidences of payment of Collateral.

(ii)       The Issuer and each Guarantor party hereto shall remain liable under any evidence of Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and neither the Collateral Agent nor any Holder shall have any obligation or liability whatsoever to any Person under any such Collateral by reason of or arising out of the execution, delivery or performance of this Indenture or the other Security Documents, and neither the Collateral Agent nor any Holder shall be required or obligated in any manner (i) to perform or fulfill any of the obligations of the Issuer or any Guarantor party thereto, (ii) to make any payment or inquiry thereunder, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Collateral.

(iii)      Without limiting the provisions of Section 4.16, each of the Issuer and the Guarantors party hereto shall, with respect to any property owned, leased or otherwise controlled by it, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and the Collateral Agent and each Holder shall have access at any and all times):

(1)   provide access to such property to the Collateral Agent and any of its officers, employees and agents, as frequently as the Collateral Agent determines to be appropriate;

(2)   permit the Collateral Agent and any of its officers, employees and agents to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of such Person’s Books and Records; and

(3)   permit the Collateral Agent to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any means that the Collateral Agent considers advisable, and such Issuer or Guarantor agrees to render to the Collateral Agent, at the Issuer’s or Guarantor’s, as the case may be, sole cost

54

and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

(iv)      At any time that an Event of Default exists, the Issuer, at its sole cost and expense, shall cause the certified independent public accountant(s) then engaged by the Issuer to prepare and deliver to the Collateral Agent at any time and from time to time, promptly upon the Collateral Agent’s request therefor, the following reports: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances with respect to all Accounts; and (iv) test verifications of such Accounts as the Collateral Agent may request. The Issuer, at its sole cost and expense, shall cause their certified independent public accountants to deliver to the Collateral Agent the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted. The Collateral Agent shall be permitted to observe and consult with such accountants in the performance of these tasks.

(c)       Grant of License to Use Intellectual Property Collateral. Each of the Issuer and the Guarantors party hereto hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to such Issuer or Guarantor, as the case may be) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by such Issuer or Guarantor, as the case may be, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided that such license will terminate on the date on which all the Securities Obligations are paid in full.

(d)       Authorization to File Financing Statements. Each of the Issuer and the Guarantors party hereto hereby authorizes the Collateral Agent to file, without notice to any of the Issuer or the Guarantors party hereto, financing statements under the UCC with all appropriate jurisdictions to perfect, maintain, preserve or protect the Collateral Agent’s and the Holders’ interest or rights hereunder, including a notice that any disposition of the Collateral, by any of the Issuer or the Guarantors party hereto or any other Person, shall be deemed to violate the rights of the Collateral Agent and the Holders hereunder and under applicable Laws.

SECTION 11.02.        Collateral Agent. (a) The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents (each, a “Co-Collateral Agent”) as it deems necessary or appropriate.

(b)       Subject to Section 7.01, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation,

55

perfection, priority, sufficiency or protection of any Securities Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Securities Liens or Security Documents or any delay in doing so.

(c)       The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture). Except as directed by the Trustee as required or permitted by this Indenture and any other representatives, the Collateral Agent will not be obligated:

(i)        to act upon directions purported to be delivered to it by any other Person;

(ii)	to foreclose upon or otherwise enforce any Securities Lien; or

(iii)      to take any other action whatsoever with regard to any or all of the Securities Liens, Security Documents or Collateral.

(d)       The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Securities Liens or Security Documents.

(e)       In acting as Collateral Agent or Co-Collateral Agent, the Collateral Agent and each Co-Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof.

(f)        At all times when the Trustee is not itself the Collateral Agent, the Issuer will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

SECTION 11.03.        Authorization of Actions to Be Taken. (a) Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of each Security Document and the Subordination Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to enter into, and the Trustee to execute and deliver, the Subordination Agreement, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Securities and other holders of Securities Obligations as set forth in the Security Documents to which it is a party and the Subordination Agreement and to perform its obligations and exercise its rights and powers thereunder.

(b)       The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Securities any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture and the Subordination Agreement.

(c)       Subject to the provisions of Section 7.01, Section 7.02, Article 10 and the Subordination Agreement, the Trustee may, in its sole discretion and without the consent of the

56

Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i)        foreclose upon or otherwise enforce any or all of the Securities Liens;

(ii)       enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or

(iii)	collect and receive payment of any and all Securities Obligations.

Subject to the Subordination Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Securities Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Collateral Agent.

SECTION 11.04.        Release of Liens. (a) Subject to subsections (b) and (c) of this Section 11.04 and to Section 11.05, Collateral may be released from the Securities Lien created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Subordination Agreement or as provided hereby. Upon the request of the Issuer pursuant to an Officer’s Certificate certifying that all conditions precedent hereunder have been met, the Issuer and the Guarantors will be entitled to a release of assets included in the Collateral from the Securities Liens securing the Securities, and the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) shall release the same from such Securities Liens at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(1)       if all other Liens on such property or assets securing First Priority Lien Obligations (including all commitments and letters of credit thereunder) are released; provided, however, that if the Issuer or any Guarantor subsequently incurs First Priority Lien Obligations that are secured by liens on property or assets of the Issuer or any Guarantor of the type constituting the Collateral and the related Liens are incurred in reliance on clauses (a)(ii) and (a)(iii) of the definition of Permitted Liens, then the Issuer and its Restricted Subsidiaries will be required to reinstitute the security arrangements with respect to the Collateral in favor of the Securities, which, in the case of any such subsequent First Priority Lien Obligations, will be second priority Liens on the Collateral securing

57

such First Priority Lien Obligations to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such First Priority Lien Obligations, with the Securities Lien held either by the administrative agent, collateral agent or other representative for such First Priority Lien Obligations or by a collateral agent or other representative designated by the Issuer to hold the second priority Liens for the benefit of the holders of the Securities and subject to an intercreditor agreement that provides the administrative agent or collateral agent substantially the same rights and powers as afforded under the Subordination Agreement;

(2)       to enable the Issuer or any Guarantor to consummate the disposition of such property or assets to the extent not prohibited under Section 4.06;

(3)       in the case of a Guarantor that is released from its Guarantee with respect to the Securities, the release of the property and assets of such Guarantor; or

(4)	as described under Article 9.

If an Event of Default under the Indenture exists on the date on which the First Priority Lien Obligations are repaid in full and terminated (including all commitments and letters of credit thereunder), the Securities Liens on the Collateral securing the Securities will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Priority Lien Obligations secured by the Collateral, and thereafter the Trustee (or another designated representative acting at the direction of the holders of a majority of outstanding principal amount of the Securities) will have the right to direct the Collateral Agent to foreclose upon the Collateral (but in such event, the Liens on the Collateral securing the Securities will be released when such Event of Default and all other Events of Default under the Indenture cease to exist).

Upon receipt of such Officer’s Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer and otherwise in accordance with Sections 11.05 and 13.05 hereof, the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Subordination Agreement.

Any release of Collateral permitted by Section 11.04 hereof will be deemed not to impair the Securities Liens under the Indenture and the Security Documents in contravention thereof and any person that is required to deliver an Officer’s Certificate or Opinion of Counsel pursuant to Section 314(d) of the TIA, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Section 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.

58

(b)       Except as otherwise provided in the Subordination Agreement, no Collateral may be released from the Securities Lien created by the Security Documents unless the Officer’s Certificate required by this Section 11.04, dated not more than 10 days prior to the date of the application for such release, has been delivered to the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent).

(c)       At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee (if not then the Collateral Agent) has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in the Subordination Agreement.

SECTION 11.05.        Filing, Recording and Opinions; Release of Collateral. (a) The Issuer shall, and shall cause each of its Restricted Subsidiaries to, take or cause to be taken all action required to perfect, maintain, preserve and protect the security interests and Liens in the Collateral granted by the Indenture and any Security Documents, including (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders and the Trustee under this Indenture and any Security Documents to all property comprising the Collateral, and (ii) the delivery of the certificates evidencing the securities pledged under the Security Documents, duly endorsed in blank, it being understood that concurrently with the execution of this Indenture, the Issuer and its Restricted Subsidiaries have delivered financing statements for filing by the Trustee or its agents. The Issuer shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Security Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

The Issuer shall furnish to the Trustee, at such time as required by TIA Section 314(b) and, as reasonably requested by the Trustee, promptly after the execution and delivery of any other instrument of further assurance or amendment granting, perfecting, protecting, preserving or making effective a security interest or Lien pursuant to the Indenture and any Security Documents, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Security Documents, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed, and all certificates evidencing securities pledged to the Trustee for the benefit of itself and the Holders under the Indenture and any Security Documents have been delivered and duly endorsed in blank, to the extent necessary to perfect the security interests and Liens created by this Indenture and any Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Security Documents and such other instruments, such recording, registering, filing and delivery are the only recordings, registerings, filings and deliveries necessary to perfect such security interest or Lien and that no re-recordings, re-registerings, re-filings or re-deliveries are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been executed and filed, and all such certificates have been delivered, that are necessary fully to

59

preserve and protect the rights of and perfect such security interests and Liens of the Trustee for the benefit of itself and the Holders, under the Security Documents or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under this Indenture, the Securities or any of the Security Documents as intended by this Indenture, the Securities or any such Security Documents.

Annually, within three months after [ ] of each year and beginning with the year 2009, the Issuer shall furnish to the Trustee, an Opinion of Counsel, dated as of such date, either (i) stating that: (A) in the opinion of such counsel, action has been taken with respect to the registering, recording, filing, re-recording, re-registering and refiling of this Indenture, and all supplemental indentures, financing statements, continuation statements and other documents, and delivery of all certificates, as are then necessary to perfect or continue the perfection of the security interests and Liens created by the Indenture and any Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given; and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding twenty-four (24) months fully to maintain, perfect or continue the perfection of such security interests and Liens under the Security Documents with respect to the Collateral and to maintain, preserve, and protect the rights of the Holders and the Trustee hereunder and under the Indenture and any Security Documents or (ii) stating that, in the opinion of such counsel, no such action is then necessary to perfect or continue the perfection of such security interests and Liens.

(b)       The Trustee shall not at any time release Collateral from the security interests and Liens created by the Security Documents unless such release is in accordance with the provisions of this Indenture and the applicable Security Documents.

Except as provided below, to the extent applicable, the Issuer shall comply with TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Security Documents. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuer, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any Affiliate of the Issuer and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Issuer. The Trustee shall be entitled to receive and conclusively rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business. If requested in writing by the Issuer, the Trustee shall execute and deliver such documents, instruments or statements and to take such other action as the Issuer may reasonably request to

60

evidence or confirm that the Collateral falling under this Section 11.05 has been released from the Liens of each of the Security Documents.

SECTION 11.06.        Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

SECTION 11.07.        Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 11.08.        Release Upon Termination of the Issuer’s Obligations. In the event (i) that the Issuer delivers to the Trustee, in form and substance acceptable to it, an Officer’s Certificate certifying that all the obligations under this Indenture, the Securities and the Security Documents have been satisfied and discharged by the payment in full of the Issuer’s obligations under the Securities, this Indenture and the Security Documents, and all such obligations have been so satisfied, or (ii) a legal defeasance or covenant defeasance of this Indenture occurs under Article 8, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

SECTION 11.09.        Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Subordination Agreement requiring the Issuer to designate Debt for the purposes of the term “First Priority Lien Obligations” or any other such designations hereunder or under the Subordination Agreement, any such designation shall be sufficient if the relevant designations is set forth in writing, signed on behalf of the Issuer by an Officer and delivered to the Trustee, the Collateral Agent and the First Priority Lien Agent. For all purposes hereof and the Subordination Agreement, the Issuer hereby designates the Obligations pursuant to the First Priority Lien Loan Agreement as in effect on the Issue Date as “First Priority Lien Obligations.”

SECTION 11.10.        Power of Attorney. Subject to the terms of the Subordination Agreement, each of the Issuer and any of the Guarantors party hereto hereby irrevocably appoints the Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and

61

during the continuance of an Event of Default, to: (a) endorse the Issuer’s or the Guarantor’s, as the case may be, name on any checks or other forms of payment or security; (b) sign the Issuer’s or the Guarantor’s, as the case may be, name on any invoice or bill of lading for any account or drafts against Account Debtors; (c) settle and adjust disputes and claims about its accounts directly with Account Debtors, for amounts and on terms the Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under the Issuer’s or the Guarantor’s, as the case may be, insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer any Collateral into the name of the Collateral Agent for the benefit of the Holders or a third party as the UCC permits. Each of the Issuer and any of the Guarantors party hereto hereby appoints the Collateral Agent as its lawful attorney-in-fact to sign the Issuer’s or the Guarantor’s, as the case may be, name on any documents necessary to perfect or continue the perfection of any security interest in the Collateral regardless of whether an Event of Default has occurred until all the Securities Obligations (other than unasserted contingent indemnification obligations) have been satisfied in full. The Collateral Agent’s foregoing appointment as the Issuer’s and the Guarantors’ attorney in fact, and all of the Collateral Agent’s rights and powers, being coupled with an interest, are irrevocable until all the Securities Obligations have been fully paid and performed when due (as applicable).

SECTION 11.11.        Protective Payments. If the Issuer or any Guarantor party hereto fails to pay any amount which the Issuer or such Guarantor, as the case may be, is obligated to pay under this Indenture or any other Security Document, the Collateral Agent on behalf of the Holders may make such payment, and all amounts so paid by the Collateral Agent on behalf of the Holders shall constitute expenses reimbursable under Section 7.07, shall be immediately due and payable, shall bear interest until paid at the then highest interest rate applicable to any of the Securities Obligations and shall be secured by the Collateral. No payments by the Collateral Agent shall be deemed an agreement to make similar payments in the future or shall operate or be deemed to operate as a waiver by the Collateral Agent or any Holder of any Event of Default.

SECTION 11.12.        Application of Payments and Proceeds. The Issuer and the Guarantors shall have no right to specify the order or the accounts to which the Collateral Agent shall allocate or apply any payments required to be made by the Issuer or the Guarantors to the Collateral Agent on behalf of the Holders or otherwise received by the Collateral Agent on behalf of the Holders under this Indenture when any such allocation or application is not specified elsewhere in this Indenture. If an Event of Default has occurred and is continuing, the Collateral Agent may apply any funds in its possession, whether from the Issuer’s or the Guarantors’ account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Securities Obligations in such order as the Collateral Agent shall determine in its sole discretion. Any surplus shall be paid to the Issuer, the Guarantors, or other Persons legally entitled thereto; the Issuer and the Guarantors shall remain liable to the Collateral Agent and the Holders for any deficiency. If the Collateral Agent and/or the Holders, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, the Collateral Agent and/or the Holders shall have the option, exercisable at any time, of either reducing the Securities Obligations by the principal amount of the purchase price or deferring the reduction of the Securities Obligations until the actual receipt by the Collateral Agent of cash therefore.

62

SECTION 11.13.         Collateral Agent’s Liability for Collateral. So long as the Collateral Agent and the Holders comply with reasonable banking practices regarding the safekeeping of the Collateral, the Collateral Agent and the Holders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. The Issuer and the Guarantors bear all risk of loss, damage or destruction of the Collateral

SECTION 11.14.         No Waiver; Remedies Cumulative. The Collateral Agent’s or any Holder’s failure, at any time or times, to require strict performance by the Issuer or the Guarantors of any provision of this Indenture or any other Security Document shall not waive, affect, or diminish any right of Collateral Agent or such Holder thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the Collateral Agent and each Holder and then is only effective for the specific instance and purpose for which it is given. The Collateral Agent’s and the Holders’ rights and remedies under this Indenture and the other Security Documents are cumulative. The Collateral Agent and the Holders have all rights and remedies provided under the UCC, by law, or in equity. The Collateral Agent’s or any Holder’s exercise of one right or remedy is not an election, and the Collateral Agent’s or any Holder’s waiver of any Event of Default is not a continuing waiver. The Collateral Agent’s or any Holder’s delay in exercising any remedy is not a waiver, election, or acquiescence. Any amounts paid by the Collateral Agent or any Holder on the Issuer’s or the Guarantors’ behalf as provided herein are expenses reimbursable under Section 7.07and shall bear interest at the highest interest rate then applicable to any of the Securities Obligations and shall be secured by the Collateral. No payments by the Collateral Agent or any Holder shall be deemed an agreement to make similar payments in the future or a waiver of any Event of Default by the Collateral Agent or any Holder

SECTION 11.15.        Demand Waiver. The issuer and the Guarantors waive demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Collateral Agent on which the Issuer and the Guarantors are liable.

ARTICLE 12

GUARANTEES

SECTION 12.01.        Guarantees. (a) Each Guarantor hereby, jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, premium, if any, or interest on in respect of the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed

63

Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 12 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)       Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any Default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 11.02(b).

(c)       Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

(d)       Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)	Reserved.

(f)        Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other

64

act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(g)       Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(h)       In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee.

(i)        Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

(j)        Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 12.01.

(k)       Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 12.02.        Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

65

(b)       A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article 12 upon:

(i)        the sale or other disposition of all or substantially all the assets of that Guarantor (including through merger or consolidation) to a person that is not (either before or after giving effect to such transaction) the Issuer or Subsidiary of the Issuer, if the sale or other disposition does not violate Section 4.06 hereof,

(ii)       the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) of the applicable Guarantor if such sale, disposition or other transfer is made in compliance with this Indenture, and such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the First Priority Lien Loan Agreement and any other Debt of the Issuer or any Restricted Subsidiary of the Issuer,

(iii)      the Issuer designating such Guarantor to be an Unrestricted Subsidiary in accordance with the terms of this Indenture,

(iv)      in the case of any Restricted Subsidiary that after the Issue Date is required to guarantee the Securities pursuant to Section 4.11, the release or discharge of the guarantee by such Restricted Subsidiary of Debt of the Issuer or any Restricted Subsidiary of the Issuer or such Restricted Subsidiary or the repayment of the Debt, in each case, which resulted in the obligation to guarantee the Securities, and

(v)       the Issuer’s exercise of its defeasance options under Article 8, or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.

A Guarantee also shall be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing First Priority Lien Obligations, subject to, in each case, the application of the proceeds of such foreclosure in the manner set forth in the Subordination Agreement or if such Subsidiary is released from its guarantees of, and all pledges and security interests granted in connection with, the First Priority Lien Loan Agreement and any other Debt of the Issuer or any Restricted Subsidiary of the Issuer which results in the obligation to guarantee the Securities.

SECTION 12.03.        Successors and Assigns. This Article 12 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 12.04.        No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or

66

further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 12 at law, in equity, by statute or otherwise.

SECTION 12.05.        Modification. No modification, amendment or waiver of any provision of this Article 12, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 12.06.        Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 12 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

SECTION 12.07.        Non-Impairment. The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01.        Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 13.02.        Notices. (a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuer or a Guarantor:

New Holding, Inc.

1117 Perimeter Center West, Suite N415

Atlanta, Georgia 30338

67

Attention: [	]
Facsimile: [	]

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

100 Ashford center North, Suite 520

Atlanta, Georgia 30338

Attention: Corporate Trust Department

The Issuer, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)       Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c)       Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

SECTION 13.03.        Communication by the Holders with Other Holders. The Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

SECTION 13.04.        Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a)       an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)       an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.        Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a)       a statement that the individual making such certificate or opinion has read such covenant or condition;

68

(b)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)       a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)       a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 13.06.        When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 13.07.        Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 13.08.        Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 13.09.        GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.10.        No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or of any Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 13.11.        Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

69

SECTION 13.12.        Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.13.        Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14.        Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 13.15.        Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 13.16.        Representations by Holders.  By accepting the Securities, each Holder hereby covenants, represents, warrants and agrees for the benefit of the holders of the First Priority Lien Obligations as follows: (i) such Holder has established adequate, independent means of obtaining from each Debtor on a continuing basis financial and other information pertaining to such Debtor’s financial condition; (ii) such Holder shall keep adequately informed from such means of any facts, events or circumstances that might in any way affect such Holder’s risks hereunder; and (iii) neither First Priority Lien Agent nor any First Priority Lien Lender shall have any obligation to disclose to such Holder (or any other Holder) information or material about Debtors (or any of them) that is acquired by First Priority Lien Agent and/or any First Priority Lien Lender in any manner. First Priority Lien Agent may, at First Priority Lien Agent’s sole option and without obligation to do so, disclose to the Holders (or any of them) any information or material relating to Debtors (or any of them) that First Priority Lien Agent acquires by any means, and each Debtor hereby agrees to and authorizes any such disclosure by First Priority Lien Agent. Furthermore, each Holder hereby represents and warrants to the First Priority Lien Agent that: (a) no interest in the Securities has been assigned or otherwise transferred by a Holder to any person or entity other than another Holder; (b) such Holder has not previously subordinated to any other creditor of any Debtor all or any portion of the Securities or any Liens securing any such Securities; and (c) the Trustee has been duly authorized and directed by such Holder to enter into the Subordination Agreement and perform any of the Trustee’s obligations thereunder, and such Holder agrees to be bound by the provisions of the Subordination Agreement applicable to such Holder and to perform any of its obligation thereunder.

The benefits of this Section 13.16 accrue to each of the First Priority Lien Agent and the First Priority Lien Lenders as third party beneficiaries under this Section 13.16.

[Remainder of page intentionally left blank]

70

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NEW HOLDING, INC.

COMPLETE TOWER SOURCES, INC.

COTTON COMMERCIAL USA, INC.

LFC, INC.

MITCHELL SITE ACQ., INC.

By: ________________________

Name: [	]
Title: [	]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

not individually but solely in its capacity as Trustee

By: _________________________

Authorized Signatory

APPENDIX A

PROVISIONS RELATING TO INITIAL SECURITIES AND ADDITIONAL SECURITIES

1.	Definitions.
1.1	Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Security” means a certificated Security that does not include the Global Securities Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Securities” has the meaning assigned to such term in Section 2.1 of this Appendix A.

“Global Securities Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

1.2	Reserved.
2.	The Securities.
2.1	Form and Dating; Securities.

Securities shall be issuable in whole or in part in the form of one or more Definitive Securities and Securities in definitive, fully registered, global form without interest coupons bearing the Global Security Legend (the “Global Securities”). The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an agent member, and (ii) be delivered to the Trustee as custodian for such Depository.

Members of, or direct or indirect participants in, the Depository shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its agent members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(i)        Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities upon the request of a Holder of Global Securities only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Security shall be exchangeable for Definitive Securities if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Security and the Issuer thereupon fails to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(ii)       In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to this Section 2.1, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and, upon a written order of the Issuer signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(iii)      The Holder of any Global Security may grant proxies and otherwise authorize any Person, including agent members and Persons that may hold interests through agent members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.2	Transfer and Exchange.

(a)       Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1. Global Securities will not be exchanged by the Issuer for Definitive Securities except under the circumstances described in Section 2.1(i). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) or 2.2(f).

(b)       Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Additionally, in connection with all transfers and exchanges of beneficial interests in any Global Security, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an agent member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the agent member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(f).

(c)       Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(i). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(i).

(d)       Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with the following: A Holder of a Definitive Security may exchange such Definitive Security for a beneficial interest in a Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Global Securities. If any such transfer or exchange is effected pursuant to this Section 2.2(d) at a time when Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer signed by an Officer, the Trustee shall authenticate one or more Global Securities in an aggregate principal amount equal to the aggregate principal amount of Definitive Securities transferred or exchanged pursuant to this Section 2.2(d).

(e)       Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of a Definitive Security may transfer such Definitive Securities to a Person who takes delivery thereof in the form of a Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Securities pursuant to the instructions from the Holder thereof.

(f)        Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(g)	Obligations with Respect to Transfers and Exchanges of Securities.

(i)        To permit registrations of transfers and exchanges, the Issuer shall execute and, upon a written order of the Issuer signed by an Officer, the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii)       No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii)      Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)      All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(h)	No Obligation of the Trustee.

(i)        The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security

(including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

EACH HOLDER BY ACCEPTING A SECURITY ACKNWOWLEDGES AND AGREES THAT THE OBLIGATIONS OF THE GUARANTORS HEREUNDER AND THE LIENS SECURING SUCH OBLIGATIONS ARE SUBORDINATED AS SET FORTH IN THE SUBORDINATION AGREEMENT.

[FORM OF SECURITY]

No.	$

15% Second Priority Senior Secured Notes due 2013

CUSIP No.

ISIN No.

NEW HOLDING, INC., a Delaware corporation, promises to pay to [         ], or its registered assigns, the principal sum [of            Dollars ($_______)] [listed on the Schedule of Increases or Decreases in Global Security attached hereto]1 on [       ].

Interest Payment Dates: [	] and [	], commencing [	].
Record Dates: [	] and [	]

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NEW HOLDING, INC.

By: __________________________

Name:

Title:

Dated:

_________________________

[1]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

A-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 15% Second Priority Senior Secured Notes due 2013 referred to in the within-mentioned Indenture.

Dated ____________, ________	THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By: __________________________

Authorized Signatory

*/

If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES-SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

A-3

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

15% Second Priority Senior Secured Notes due 2013

1.	Interest

(a)     NEW HOLDING, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”) promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer shall pay interest semiannually on [    ] and [    ] of each year, commencing [    ]. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [    ] until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the [    ] or [    ] next preceding the interest payment date even if such Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender Securities to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, [    ] (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice.

4.	Indenture

The Issuer issued the Securities under an Indenture dated as of [    ] (the “Indenture”), among the Issuer, the Guarantors party thereto and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the

A-4

Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are second priority senior secured obligations of the Issuer. The Securities include the Initial Securities and any Additional Securities. The Initial Securities and any Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, make Capital Expenditures, enter into or permit certain transactions with Affiliates, create or incur Liens and make certain asset sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a second priority senior secured basis pursuant to the terms of the Indenture.

5.	Optional Redemption

Except as set forth in the following two paragraphs, the Securities shall not be redeemable at the option of the Issuer prior to [    ], 2010. Thereafter, the Securities shall be redeemable at the option of the Issuer, in whole at any time or in part from time to time, upon on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on [    ] of the years set forth below:

Year	Redemption Price
2010	107.5%
2011	105%
2012 and thereafter	102.5%

In addition, prior to [    ], 2010, the Issuer may redeem the Securities at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price

A-5

equal to 107.5% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any Security on any redemption date, the excess of:

a.

the present value at such redemption date of all required interest payments that would otherwise be due to be paid on such Security during the period between the redemption date and [ ], 201☐ (excluding accrued but unpaid interest), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 100 basis points;

over

b.	the outstanding principal amount of the Security.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if an Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means three leading primary United States government securities dealers in New York City designated by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker (after consultation with the Issuer), of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing

A-6

to an Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

6.	Sinking Fund

The Securities are not subject to any sinking fund.

7.	Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.	Repurchase of Securities at the Option of the Holders upon Change of Control

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

9.	Ranking and Collateral

These Securities and the Guarantees are secured by a second-priority security interest in the Collateral pursuant to the Indenture and any Security Documents. The Securities Liens upon any and all Collateral are, to the extent and in the manner provided in the Subordination Agreement, subordinate in ranking to all present and future First Priority Liens as set forth in Article 10 of the Indenture and the Subordination Agreement.

10.	Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

11.	Persons Deemed Owners

A-7

The registered Holder of this Security shall be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

13.	Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Security Documents, the Subordination Agreement or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, Guarantors and the Trustee may amend the Indenture, the Security Documents, the Subordination Agreement or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code); (iv) to add additional Guarantees with respect to the Securities or to secure the Securities; (v) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer; (vi) to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of the Indenture under the TIA; (vii) to make any change that does not adversely affect the rights of any Holder; (viii) to add additional assets as Collateral, and (ix) to release Collateral from the Lien pursuant to the Indenture, the Security Documents and the Subordination Agreement when permitted or required by the Indenture or the Security Documents.

15.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or a Restricted Subsidiary of the Issuer) with respect to the Securities and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable

A-8

immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or a Restricted Subsidiary of the Issuer occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Issuer or of any Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

18.	Authentication

A-9

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication.

19.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

21.	CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.	Representations by Holders

(i)      By accepting the Securities, each Holder hereby covenants, represents, warrants and agrees for the benefit of the holders of the First Priority Lien Obligations as follows: (i) such Holder has established adequate, independent means of obtaining from each Debtor on a continuing basis financial and other information pertaining to such Debtor’s financial condition; (ii) such Holder shall keep adequately informed from such means of any facts, events or circumstances that might in any way affect such Holder’s risks hereunder; and (iii) neither First Priority Lien Agent nor any First Priority Lien Lender shall have any obligation to disclose to such Holder (or any other Holder) information or material about Debtors (or any of them) that is acquired by First Priority Lien Agent and/or any First Priority Lien Lender in any manner. First Priority Lien Agent may, at First Priority Lien Agent’s sole option and without obligation to do so, disclose to the Holders (or any of them) any information or material relating to Debtors (or any of them) that First Priority Lien Agent acquires by any means, and each Debtor hereby agrees to and authorizes any such disclosure by First Priority Lien Agent. Furthermore, each Holder hereby represents and warrants to the First Priority Lien Agent that: (a) no interest in the Securities has been assigned or otherwise transferred by a Holder to any person or entity other than another Holder; (b) such Holder has not previously subordinated to any other creditor of any Debtor all or any portion of the Securities or any Liens securing any such Securities; and (c) the Trustee has been duly authorized and directed by such Holder to enter into the Subordination Agreement and perform any of the Trustee’s obligations thereunder, and such Holder agrees to be bound by the provisions of the Subordination Agreement applicable to such Holder and to perform any of its obligation thereunder.

A-10

The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

A-11

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to: ______________________________________

(Insert assignee’s legal name)

______________________________________________________________________________

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                     agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date: ___________________________	Your Signature: __________________________

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee*: __________________________

Date:

* Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

A-12

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $___________. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

A-13

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.08 (Change of Control) of the Indenture, check the box:

Change of Control [ ]

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.08 (Change of Control) of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$

Date:	Your Signature: __________________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee*: ________________	Tax Identification No.: ____________________

* Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

A-14

EXHIBIT B

RESERVED

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [ ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of NEW HOLDING, INC. (or its successor), a Delaware corporation (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of [    ], providing for the issuance of the Issuer’s 15% Second Priority Senior Secured Notes due 2013 (the “Securities”), initially in the aggregate principal amount of $20,000,000;

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1.        Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.        Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuer’s obligations under the Securities on the terms and subject to the conditions set forth in Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.        No Recourse Against Others. No past, present or future director, officer, employee, incorporator, or holder of any equity interests or agent of the New Guarantors, as such, shall have any liability for any obligations of the Issuer or any Guarantor (including the New Guarantor) under the Securities, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

4.        Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 13.02 of the Indenture.

5.        Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

6.        Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,AND CONSTRUED IN ACCORDANCE WITH,THE LAWS OF THE STATE OF NEW YORK.

7.        Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

8.        Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9.        Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By: __________________________

Name:

Title:

NEW HOLDING, INC.

By: __________________________

Name:

Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

not individually but solely in its capacity as Trustee

By: __________________________

Name:

Title:

C-3